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                                                                    Exhibit 10.2







                             CAPITAL RE CORPORATION

                             PERFORMANCE SHARE PLAN

                            (EFFECTIVE JULY 1, 1996)
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                               TABLE OF CONTENTS
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                                                                                  Page
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I. GENERAL .....................................................................    1
     1.1. Purpose ..............................................................    1
     1.2. Effective Date .......................................................    1
II. DEFINITIONS ................................................................    1
III. ELIGIBILITY AND PARTICIPATION .............................................    3
     3.1. Eligibility ..........................................................    3
     3.2. Participation in Performance Share Awards ............................    3
IV. PLAN DESIGN ................................................................    3
     4.1. Eligibility Period ...................................................    3
     4.2. Performance Period ...................................................    4
     4.3. Performance Share Awards .............................................    4
     4.4. Performance Goals ....................................................    4
     4.5. Available Common Stock ...............................................    5
     4.6. Adjustment to Shares .................................................    5
     4.7. Maximum Award ........................................................    5
     4.8. Committee Discretion to Adjust Awards ................................    5
V. PAYMENT .....................................................................    6
     5.1. Committee Determination of Common Stock Payable ......................    6
     5.2. Timing and Form of Payment ...........................................    6
     5.3. Distribution upon Termination of Employment ..........................    7
     5.4. Beneficiary Designation ..............................................    8
VI. ADMINISTRATION .............................................................    8
     6.1. Committee ............................................................    8
     6.2. General Rights, Powers, and Duties of Committee ......................    8
     6.3. Information to be Furnished to Committee .............................    9
     6.4. Responsibility and Indemnification ...................................    9
VII. AMENDMENT AND TERMINATION .................................................    9
     7.1. Amendment ............................................................    9
     7.2. Company's Right to Terminate .........................................    9
VIII. MISCELLANEOUS ............................................................    9
     8.1. No Implied Rights; Rights on Termination of Service ..................    9
     8.2. No Right to Company Assets ...........................................    9
     8.3. No Employment Rights .................................................    9
     8.4. Other Benefits .......................................................    10
     8.5. Offset ...............................................................    10
     8.6. Non-assignability ....................................................    10
     8.7. Notice ...............................................................    10
     8.8. Governing Laws .......................................................    10
     8.9. Gender and Number ....................................................    10
     8.10. Severability ........................................................    10

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I.         GENERAL

     1.1. Purpose. The purposes of the Plan are to retain officers and other key employees, to support the achievement of the Company's strategic business objectives, and to encourage increased ownership of Company stock by officers and other key employees by providing to such persons competitive long-term incentive opportunities that are linked to the profitability of the Company's business and increases in stockholder value.

     1.2. Effective Date. The Plan shall become effective as of July 1, 1996, subject to its approval by the Company's stockholders.


II.        DEFINITIONS

     2.1. "Beneficiary" means the person or persons so designated by a Participant pursuant to Section 5.4.

     2.2.  "Board of Directors" means the Board of Directors of the Company.

     2.3 "Cause" means (i) the Participant has been found guilty by a court of having committed fraud or theft against the Company or having committed a felony and such conviction is affirmed on appeal or the time for appeal has expired;
(ii) the Participant has been found guilty by a court of having committed a crime involving moral turpitude and such conviction is affirmed on appeal or the time for appeal has expired; (iii) in the reasonable judgment of the Board of Directors, the Participant has compromised trade secrets or other proprietary information of the Company; (iv) in the reasonable judgment of the Board of Directors, the Participant has willfully failed or refused to perform material assigned duties; or (v) in the reasonable judgment of the Board of Directors, the Participant has engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Company or a subsidiary, the continuation of which will continue to substantially and materially harm the business and operations of the Company or a subsidiary in the future.

     2.4. "Change in Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), has become, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board of Directors, including for this purpose any new director whose election (A) resulted from a vacancy on the Board of Directors caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, or (B) was approved by the Participant affirmatively voting in his or her capacity as a stockholder, have ceased for any reason to constitute a majority thereof; (iii) notwithstanding clauses (i) or (v), the Company has consummated a merger or consolidation of the Company with or into another corporation, the result of which is that the stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting corporation; or (iv) there has been a sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of forty percent (40%) or more of the total number of voting shares of the Company, unless the Board of Directors has made a determination that such action does not constitute and will not
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constitute a change in the persons in control of the Company or (vi) there has been a change in control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (i) - (v) above.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     2.6.  "Committee" means the committee referred to in Section 6.1.

     2.7. "Common Stock" means common stock, par value $.01 per share, of the Company.

     2.8.  "Company" means Capital Re Corporation, a Delaware corporation.

     2.9. "Covered Employee" means any Participant who is or may be a "covered employee," within the meaning of Section 162(m)(3) of the Code, in the year in which the payment of any shares of Common Stock in satisfaction of a Performance Share award will be taxable to such Participant.

     2.10. "Disability" shall have the same meaning as under the Company-sponsored long-term disability plan under which the applicable Participant is then eligible to participate.

     2.11. "Eligibility Period" means a period, as determined by the Committee pursuant to Section 4.1.

     2.12. "Fair Market Value" means as of any given date the last reported sales price on such date of Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which such Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

     2.13. "Good Reason" shall mean (i) any proposed reduction in the Participant's base salary, provided that base salary may be reduced (and such reduction would not constitute "Good Reason") by up to 10% due to a reduction in compensation generally applicable to Participants; (ii) the Participant has his responsibilities or areas of supervision within the Company substantially reduced (in the Participant's reasonable judgment); or (iii) a Change of Control has occurred within two years prior to the Participant's termination of employment.

     2.14. "Non-Employee Director" means a member of the Board of Directors who qualifies as (i) a "non-employee director," as defined in Rule 16b-3, as promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Securities Exchange Commission, and as (ii) an "outside director," as defined in Section 1.162-27(e)(3) of the Treasury Regulations issued under Section 162(m) of the Code, or any successor definition adopted by the Department of the Treasury.

     2.15. "Normal Retirement" means termination of employment after attainment of age 65. However, the Committee, within its discretion, may determine that a Participant who terminates employment prior to age 65 has terminated by virtue of Normal Retirement.

     2.16. "Participant" means a person who is designated, pursuant to Article III, to be eligible to receive benefits under the Plan.

     2.17. "Performance Goals" means the performance standards established by the Committee pursuant to Section 4.4.


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     2.18.  "Performance Period" means a period of service, as determined pursuant to Section 4.2, over which the extent of achievement of established Performance Goals will be measured. For purposes of applying to Covered Employees the various rules of the performance-based compensation exemption under Section 162(m)(4)(C) of the Code and the Treasury Regulations issued thereunder, the Performance Period shall be the "period of service to which the Performance Goals relate" (as defined in Treasury Regulation Section 1.162-27(e)
(2)).

     2.19. "Performance Share" means an award, designated in terms of a share of Common Stock, granted pursuant to the Plan.

     2.20. "Plan" means this Capital Re Corporation Performance Share Plan, as amended from time to time.

     2.21. "Pro-rated" or "Pro-rata" means, for purposes of determining the amount of Common Stock payable to a Participant whose eligibility to participate in the Plan with respect to an Eligibility Period ceases prior to the end of such Eligibility Period for any of the reasons described in Section 3.2 or subsection (a), (b), (c) or (d) of Section 5.3, the percentage to be applied to the Common Stock that would have been payable at the end of the Performance Period to such Participant if he had been eligible to participate for the entire Eligibility Period. Such percentage shall equal the number of months (rounded to the nearest whole month) of the Eligibility Period during which the Participant was designated by the Committee as eligible to participate in the Plan divided by the number of months (rounded to the nearest whole month) in such Eligibility Period. A Participant who, pursuant to Section 3.2 but subject to the limitations of Section 4.3, is designated as eligible to participate in the Plan after the applicable Eligibility Period has commenced, shall, for purposes of this Section 2.21, be deemed to have been eligible as of the beginning of such Eligibility Period; provided, however, that the Committee shall, in accordance with its authority under Section 4.8, have the discretion to reduce the Prorated Common Stock award that is otherwise payable to such Participant to account for such late commencement of participation.


III.       ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility. Participation in the Plan shall be limited to officers and other key employees of the Company or any of its subsidiaries or other affiliates who are designated to be eligible by the Committee.

     3.2. Participation in Performance Share Awards. The Committee will determine the persons who will participate for each Eligibility Period under the Plan. Subject to Section 4.3, after an Eligibility Period has commenced, persons may be designated as eligible to participate in the Plan with respect to such Eligibility Period. The award of Performance Shares with respect to a Performance Period contained in any Eligibility Period does not guarantee participation in subsequent Eligibility Periods.


IV.        PLAN DESIGN

     4.1. Eligibility Period. An Eligibility Period is a certain period of time, as determined by the Committee, over which eligibility to receive benefits under the Plan shall be measured. The initial Eligibility Period under the Plan shall begin on July 1, 1996 and terminate on December 31, 1999. The second Eligibility Period shall begin on January 1, 1998 and terminate on December 31, 2001. Subsequent Eligibility Periods under the Plans shall commence and terminate as determined by the Committee in its sole discretion. The Committee may establish a separate Eligibility Period for persons determined to be eligible for participation after the commencement of any Eligibility Period.

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     4.2.  Performance Period. Each Eligibility Period under the Plan shall include a Performance Period which shall be a specified period of service over which the achievement of applicable Performance Goals will be measured. The initial Performance Period under the Plan shall begin on July 1, 1996 and terminate on December 31, 1999. The second Performance Period shall begin on January 1, 1998 and terminate on December 31, 2001. Subsequent Performance Periods shall commence and terminate as determined by the Committee; provided that each such Performance Period shall commence coincident with or after the commencement of the corresponding Eligibility Period and shall terminate coincident with or prior to the termination of the corresponding Eligibility Period. Nothwithstanding the foregoing, in the event of a Change of Control, the Performance Period shall terminate. The Committee may also establish a separate Performance Period for persons determined to be eligible for participation after the commencement of any Performance Period.

     4.3. Performance Share Awards. On or about the commencement of each Eligibility Period under the Plan, the Committee shall establish the minimum and maximum Performance Shares that may be awarded to each Participant in the Plan for such Eligibility Period and the basis for such awards. The Committee may also award Performance Shares to persons determined to be eligible for participation after the commencement of any Eligibility Period. Notwithstanding the foregoing, no Performance Shares shall be awarded to Covered Employees on or after the 90th day of the Performance Period contained within the applicable Eligibility Period or, if earlier, after 25% of such Performance Period has elapsed. Performance Shares must be awarded to Covered Employees at a time when the outcome of the Performance Goals established or to be established for the applicable Performance Period is substantially uncertain. The Performance Shares awarded to any Covered Employee and the terms and conditions applicable to such Performance Shares must be finalized in writing by the Committee on or prior to the applicable adjustment deadline described in the preceding sentences. Each award of Performance Shares under the Plan shall be evidenced by a written "Notice of Award," which shall be signed by an authorized officer of the Company and by the Participant and shall contain such terms and conditions as are approved by the Committee. Such terms and conditions need not be the same in all cases.

     4.4.  Performance Goals.

     (a) Performance Goals with respect to each Performance Period shall be established by the Committee. The Committee may in its discretion adjust the terms of such Performance Goals; provided that Performance Goals applied to Covered Employees ("Covered Employees' Performance Goals") shall not be adjusted on or after the 90th day of the applicable Performance Period or, if earlier, after 25% of the applicable Performance Period has elapsed. No Covered Employees' Performance Goals shall be adjusted at a time when the outcome of such Performance Goals is no longer substantially uncertain. Covered Employees' Performance Goals must be finalized in writing by the Committee on or prior to the applicable adjustment deadline described in the preceding sentences.

     (b) The Performance Goals set by the Committee shall be based on specified criteria as determined by the Committee, which shall specify the manner in which such Performance Goals shall be calculated. Covered Employees' Performance Goals shall be based on objective business criteria, which shall include one or more of the following: earnings per share, total shareholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, and retained earnings. Performance Goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations.

     (c) All of the provisions of this Section 4.4 are subject to the requirement that all Covered Employees' Performance Goals shall be objective performance goals satisfying the

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requirement for "performance-based compensation" within the meaning of Section
162(m)(4) of the Code and the Treasury Regulations issued thereunder.

     (d) In the event of a Change of Control, instead of the Performance Goals established pursuant to Sections 4.4(a) and (b) above, the sole Performance Goal for the Performance Period that ends with the Change of Control shall be stock price. If the Change of Control occurs during the first two years of the Performance Period and if the stock price of Company Common Stock has increased by 100% as of the Change of Control, compared to the first day of the Performance Period, the Participant shall be awarded for the Performance Period the maximum Performance Shares that may be awarded to such Participant as established by the Committee for such period. If the Change of Control occurs after the end of the second year of the Performance Period and if the stock price of Company Common Stock has increased by 150% as of the Change of Control, compared to the first day of the Performance Period, the Participant shall be awarded for the Performance Period the maximum Performance Shares that may be awarded to such Participant as established by the Committee for such period. If the stock price of Company Common Stock has increased by less than 100% (during the first two years of the Performance Period) or 150% (after the end of the second year of the Performance Period) as the case may be, the Participant shall be awarded a pro-rated portion of the Performance Shares that would have otherwise been payable to the Participant based on the ratio that the stock price of Company Common Stock has increased as of the Change of Control from the first day of such Performance Period compared to whichever of the foregoing percentages is applicable.

     4.5. Available Common Stock. The maximum number of shares of Common Stock which shall be available for distribution in satisfaction of awards under the Plan during its term shall not exceed 750,000, subject to adjustment as provided in Section 4.6. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares or may be purchased in the open market .

     4.6. Adjustment to Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Common Stock or other change in corporate structure affecting such Common Stock, the Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan or in the number and kind of shares subject to outstanding Performance Share awards under the Plan. The Committee shall make such substitutions or adjustments as in its discretion it determines to be appropriate and equitable to prevent dilution or enlargement of rights hereunder; provided, however, that the number of shares of Common Stock subject to any Performance Share award shall always be a whole number.

     4.7. Maximum Award. The maximum number of shares of Common Stock that may be issued to any Covered Employee with respect to any Eligibility Period pursuant to any Performance Share award is 250,000 (subject to adjustment as provided in Section 4.6). This limit includes any portion or amount of Common Stock that is withheld for taxes (as described in Section 5.2).

     4.8. Committee Discretion to Adjust Awards. At any time prior to the time the Committee determines, pursuant to Section 5.1, the amount of shares of Common Stock that are to be paid to any Participant in satisfaction of a Performance Share award hereunder, the Committee shall have the authority to modify, amend, or adjust the terms and conditions of such Performance Share award, the terms and conditions of the corresponding Performance Goals, and/or the amount of Common Stock payable, provided, however, such authority to modify,
                                    -----------------
amend or adjust the terms and conditions of such Performance Share award shall be exercised to reduce an award only in unusual circumstances not anticipated in the original design of the Plan. However, the Committee shall have no authority to increase directly or indirectly or to otherwise adjust upwards the amount of Common Stock payable to a Covered Employee with respect to a particular Performance Share award or to take any other action to the extent that such action or the Committee's ability to take

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such action would cause any payment under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Code
Section 162(m)(4) and the Treasury Regulations issued thereunder.


V.         PAYMENT

     5.1. Committee Determination of Common Stock Payable. After a Performance Period has ended, each Participant who has been awarded Performance Shares and satisfied the Performance Goals with respect to such Performance Period shall be entitled to receive a specified number of shares of Common Stock as determined by the Committee. The Committee shall determine the extent to which the Performance Goals set pursuant to Section 4.4 have been met, (as Pro-rated in accordance with Sections 2.18, 3.2, and/or 5.3, if applicable). With respect to Performance Shares awarded to Covered Employees, no payment of Common Stock shall be made hereunder prior to written certification by the Committee that the applicable Performance Goal or Goals have been satisfied to a particular extent for the Performance Period, and no Common Stock shall be payable unless a preestablished minimum level of achievement of the Performance Goals has been met. The date on which the Committee determines the number of shares of Common Stock payable to a Participant shall be the date on which such Participant will become the owner of such shares, regardless of when the underlying stock certificate or certificates are actually delivered to such Participant, and such Participant will enjoy all rights of ownership of such shares of Common Stock as of that date (the "Ownership Date").

     5.2. Timing and Form of Payment. Shares of Common Stock payable to Participants pursuant to Section 5.1 shall be distributed as follows:

     (a) Fifty percent (50%) of the number of shares of Common Stock payable to a Participant shall be converted to a dollar amount based on the Fair Market Value of Common Stock on the last day of the Performance Period and, subject to
Section 5.2(b) and Section 5.2(d), be distributable in a single, lump sum cash payment.

     (b) The Company shall have the right to deduct first from cash distributions hereunder any federal, state, or local taxes required by law to be withheld with respect to such distributions, and such additional amounts of withholding as are reasonably requested by the Participant. Accordingly, the amount of federal, state, and/or local taxes required, or agreed, to be withheld by the Company with respect to the dollar amount determined pursuant to subsection (a) above shall, for purposes of satisfying these withholding obligations, be deducted from the dollar amount of the cash payment and paid by the Company to the appropriate taxing authorities. If the entire cash distribution is insufficient to satisfy the withholding obligations, the Company shall have the right to deduct amounts from the Common Stock distributable to satisfy such withholding obligations.

     (c) Fifty percent (50%) of the number of shares of Common Stock payable to a Participant shall, subject to Section 5.2(b) and Section 5.2(d), be paid to the Participant in shares of Common Stock as soon as practicable following the end of the Performance Period.

     (d) A Participant may elect by a written notice delivered to the Company, prior to the last day of the Performance Period, to have greater than fifty percent (50%) of the number of shares of Common Stock payable to a Participant for such Performance Period distributed to the Participant in shares of Common Stock, subject to the Participant's satisfaction of all withholding obligations with respect to such distribution by the Company withholding from the cash and/or shares of Common Stock distributable to the Participant or by the Participant paying to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligations.

     5.3.  Distribution upon Termination of Employment.

     (a) Death. If a Participant in the Plan dies before the end of an Eligibility Period for which Performance Shares have been granted to him, such Participant's Beneficiary will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to the Participant after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Beneficiary in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

     (b) Disability. If a Participant in the Plan, upon becoming Disabled, terminates employment with the Company before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

     (c) Normal Retirement. If a Participant in the Plan terminates employment upon attaining Normal Retirement before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

     (d) Termination of Employment Without Cause. If (i) the Company terminates a Participant's employment other than for Cause or (ii) the Participant terminates the Participant's employment at the request of the Company, before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

     (e) Termination of Employment for Good Reason. If the Participant terminates the Participant's employment for Good Reason, before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

     (f) Other Termination of Employment. If, before the end of an Eligibility Period for which Performance Shares have been granted to him, a Participant in the Plan incurs a termination of employment for any reason other than those specified in subsections (a)-(e) of this Section 5.3, whether voluntary or involuntary and a Change of Control has not occurred, he shall forfeit all rights to receive any payment of Performance Shares with respect to such Eligibility Period.

     5.4. Beneficiary Designation. A Participant may designate a Beneficiary who is to receive, upon his death, the distributions that otherwise would have been paid to him. All designations shall be in writing and shall be effective only if and when delivered to the [Vice President--Human Resources] of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in all of the distribution whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate.

     A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the [Vice President--Human Resources] of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate, and in such event the term "Beneficiary" shall include his estate.


VI.        ADMINISTRATION

     6.1. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other Committee of the Board of Directors, composed exclusively of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board of Directors. The Committee may designate person(s) who are Company employees to oversee the day to day administration of the Plan.

     6.2. General Rights, Powers, and Duties of Committee. The Committee shall be responsible for the management, operation, and administration of the Plan. Subject to the limitations contained in Section 4.8 and to the remaining terms of the Plan, the Committee shall, in addition to those provided elsewhere in the Plan, have the following powers, rights, and duties:

     (a) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

     (b) To direct the payment of benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

     (c) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

     The Committee shall also have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Notice of Award or other agreement relating thereto), and to otherwise supervise the administration of the Plan.

     Any determination made by the Committee pursuant to the provisions of the Plan with respect to any grants, payments, or other transactions under the Plan shall be made in the sole discretion of the Committee at the time of the grant, payment, or other transaction or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

     6.3. Information to be Furnished to Committee. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information and execute such documents as the Committee requests.

     6.4. Responsibility and Indemnification. No member of the Committee or of the Board of Directors or any person who is designated to oversee the day to day administration of the Plan (as provided in Section 6.1) shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful

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

misconduct on the part of a director, officer, or employee of the Company within the scope of his Company duties. Each member of the Committee shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan, to the maximum extent permitted by law.


VII.       AMENDMENT AND TERMINATION

     7.1. Amendment. The Plan may be amended in whole or in part by the Company, by action of the Board of Directors, at any time. The Committee reserves the unilateral right to change any rule under the Plan if it deems such a change necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the Plan. No amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or by agreement.

     7.2. Company's Right to Terminate. The Company reserves the sole right to terminate the Plan, by action of the Board of Directors, at any time.

VIII.      MISCELLANEOUS

     8.1. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

     8.2. No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

     8.3. No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, shall obligate the Participant to continue in the service of the Company, or shall serve as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to the Participant.

     8.4. Other Benefits. No Common Stock paid under the Plan shall be considered compensation for purposes of computing benefits under any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

     8.5. Offset. If, at the time payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company, then the payments under the Plan


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

remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

     8.6. Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

     8.7. Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, sent by registered or certified mail, or sent by facsimile to the Company at its principal office, directed to the attention of the Committee c/o the Chief Financial Officer of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or facsimile, as of the date shown on the postmark, facsimile, or the receipt for registration or certification.

     8.8. Governing Laws. The Plan and all awards made and actions taken under the Plan shall be governed and construed according to the laws of the State of Delaware.

     8.9. Gender and Number. Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

     8.10. Severability. In the event any provision of the Plan shall be held legally invalid for any reasons, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


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